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                                                                    EXHIBIT 10.2

                    UR-NAP APPLICATION DEVELOPMENT AGREEMENT

                 AND RIGHT OF FIRST REFUSAL OF NEW APPLICATIONS

        This Agreement is made and entered into as of the 22nd day of October, 1997, by and between the CHROMAVISION MEDICAL SYSTEMS, Inc., San
Juan Capistrano, California (hereinafter "CHROMAVISION"), a corporation existing under the laws of Delaware and SIGMA DIAGNOSTICS, INC.(hereinafter "SIGMA"), a corporation existing under the laws of the Missouri.

        WHEREAS, CHROMAVISION has developed an automated intelligent microscope system which uses imaging technology for diagnosis and research applications (the "Instrument");

        WHEREAS, SIGMA is developing a diagnostic kit using urea-resistant neutrophil alkaline phosphotase ("UR-NAP") as a marker for the diagnosis of Down's syndrome (the "Kit") to be used with the Instrument;

        WHEREAS, the parties hereto have entered into a Distribution Agreement contemporaneously with this Agreement to market the Instrument together with the Kit and further contemplate developing additional diagnostic kits to be used with the Instrument ("New Applications") for the diagnosis of other diseases or medical conditions;

        NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Kit Development. Sigma shall use reasonable commercial efforts to complete the development of the Kit for distribution with the Instrument pursuant to the Distribution Agreement and by the dates contemplated by this Agreement for clearance or approval of the use of the Kit with the Instrument by the U.S. Food and Drug Administration (the "FDA").

2. Clinical Trials. CHROMAVISION has recruited sites and primary investigators for clinical trials of the Kit used with the Instrument and will manage the clinical trials. The clinical trials will involve not less than three and not more than five medical centers and shall be designed SO that there are five controls for each affected patient and between 70 and 100 affected patients. CHROMAVISION will use reasonable commercial efforts to cause the clinical trials to be completed by June 30, 1998. If CHROMAVISION is unable to arrange for, or bring about completion of such clinical trials within the time period specified, the parties will consult in good faith as to whether they should continue to pursue the collaboration contemplated with respect to the Kit. If the parties fail to reach a written agreement as to such continued collaboration by September 30, 1998, either party will have the right to terminate this Agreement as to collaboration on the Kit and to concurrently terminate the Distribution Agreement by delivery of written notice to


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        the other, but such termination shall not affect the provisions of paragraph 7 of this Agreement.

3. Cost of the Trials. The cost of the clinical trials shall be paid by CHROMAVISION; provided however, SIGMA shall provide CHROMAVISION (at no charge) the reagents to be used to perform the test using UR-NAP as a marker for the diagnosis of Down's syndrome in order to permit the clinical trials to be conducted. SIGMA shall deliver, at its expense, such reagents in quantities reasonably requested by CHROMAVISION to the sites of the clinical trials as requested by CHROMAVISION within 10 days after delivery of any such request in writing.

4. Clinical Trial Results. If the trials do not demonstrate that the Kit when used with the Instrument can be used as a statistical predictor of Down's syndrome risk at least equal to the existing Triple Screen, the parties will consult in good faith as to the possibility of pairing UR-NAP with other markers in an effort to find a combination that is an effective screen for Down's syndrome. For purposes of this paragraph 4, "Triple Screen" refers to the markers Alpha Feto Protein ("AFP"), Human Chorionic Gonadotrothin ("hCG") and unconjugated Estriol. If the parties have not reached a written agreement as to the nature and substance of such subsequent efforts with respect to the Kit within sixty (60) days after the completion or termination of clinical trials, either party will have the right to terminate this Agreement as to collaboration on the Kit by delivering written notice to the other of its election to do so, but no such termination shall affect the provision of paragraph 7 of this Agreement. For purposes of this Agreement, clinical trials will be deemed completed when there has been obtained and reported to the parties data then thought by CHROMAVISION to be sufficient to obtain clearance or approval of the use of the Instrument with the Kit from the FDA, notwithstanding that the clinical trials may continue thereafter for purposes of obtaining additional data for publication of the results in medical or scientific journals. Such publications shall be subject to paragraph 14 hereof. Any termination of the clinical trials by CHROMAVISION prior to their completion shall require the written consent of SIGMA, which consent shall not be unreasonably withheld.

5. Responsibility to Obtain Government Clearances. CHROMAVISION shall use commercially reasonable efforts to obtain all government clearances or approvals required for the commercial distribution of the Kit with the Instrument and the Instrument with the Kit in the United States and the other countries designated in Exhibit A hereto (the "Designated Foreign Countries"), including approval by the FDA and comparable authorities in the Designated Foreign Countries where required for commercial distribution of the Kit, except that the obligation to obtain such clearances or approvals shall not apply to any Designated Foreign Country as to which CHROMAVISION reasonably determines that the cost of obtaining the clearances or approvals is too high in relation to the reasonably anticipated revenues from that country. SIGMA will use its best efforts to develop quality control and proficiency testing procedures for the Kit which are reasonably satisfactory to CHROMAVISION in time to include them in the initial filing to be made by CHROMAVISION with the FDA. SIGMA will provide such


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        cooperation in obtaining all such FDA and other clearances and approvals as CHROMAVISION may reasonably request, but nothing in this sentence shall require SIGMA to pay any of the direct out-of-pocket expenses of obtaining any such approvals. CHROMAVISION will provide to SIGMA
        (without charge) one Instrument as soon as practicable after the date of this Agreement for use in performing its obligations under this Agreement and the Distribution Agreement. If this Agreement and the Distribution Agreement are both terminated and there does not then exist an agreement between the parties with respect to a New Application (as defined in Paragraph 7), SIGMA shall return the Instrument to CHROMAVISION, at SIGMA's expense, in good condition, reasonable wear and tear excepted. If there does exist one or more agreements with respect to New Application(s), then SIGMA shall return the Instrument in such manner at such time as all such agreements in existence shall have terminated.

6. Effect of Failure to Obtain Clearance. If clearance or approval of the Kit for commercial use with the Instrument and/or clearance or approval of the Instrument with the Kit is not received from the FDA within one hundred eighty (180) days after the relevant application is filed, the parties will consult with each other with respect to possible changes in the relevant applications filed with the FDA, in the Kit or Instrument or in the clinical trials in order to obtain such clearance or approval. If the FDA denies clearance or approval of either the Kit for use with the Instrument or the Instrument for use with the Kit by the later of either December 31, 1998 or one hundred eighty (180) days after the filing of the applicable application, either party shall have the right to terminate this Agreement as to collaboration on the Kit by delivering written notice of its election to terminate to the other party, but in no event shall such termination affect the provision of paragraph 7 of this Agreement. The timing of filing for and obtaining governmental clearance or approval in the Designated Foreign Countries shall be determined by CHROMAVISION after consultation with SIGMA, and no default by CHROMAVISION in its obligations with respect to such clearances or approvals in Designated Foreign Countries shall result in the termination of this Agreement.

7. Right with Respect to New Applications. Sigma shall have a right of first offer with respect to the use of the Instrument for any medical diagnostic test not performed with the Kit (a "New Application") as follows. If CHROMAVISION desires to pursue any New Application other than the Kit which is the subject of this Agreement, or a third party makes a proposal to CHROMAVISION with respect to any such New Application which CHROMAVISION is interested in pursuing, CHROMAVISION shall notify SIGMA in writing of such New Application. If CHROMAVISION and SIGMA fail to reach agreement on acceptable terms with respect to any such New Application within thirty (30) days after the delivery of such written notice, CHROMAVISION shall be completely free to pursue such New Application with any other person or entity on any terms. The parties also contemplate that in situations where SIGMA clearly would not be interested in proceeding with a particular New Application, it will waive the thirty-day period. SIGMA's rights under this paragraph 7 shall not apply to any application as to which CHROMAVISION is collaborating or has a contractual obligation with another


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        party as of the date of this Agreement ("Exempt Third Party
        Applications"). Such Exempt Third Party Applications are listed on Exhibit B attached hereto.

8. Term. The term of this Agreement shall commence on the date hereof and shall terminate on the later of September 30, 2000 or termination of the Distribution Agreement.

9. Confidentiality. With respect to any Information, designated by the parties as its confidential Information by a written notice to the non-owning party within thirty (30) days after the first written disclosure of that Information by either party to the other, the non-owning party shall: (a) take all reasonable steps to prevent disclosure of such Information to any third party and (b) not utilize any of such Information for any purpose other than the purposes contemplated by this Agreement and the Distribution Agreement; provided, however, that the foregoing obligations of confidentiality and non-use shall not preclude disclosure of such information in a patent application or in the prosecution of a patent application or extend to any of such Information which a non-owing party can show:

        (i) by the non-owning party's prior written records was already in the non-owning party's possession prior to date hereof;

        (ii) such Information became generally available to the public through issuance or publication of a patent application in which the information is disclosed pursuant to this Paragraph 9;

        (iii) such Information otherwise is or becomes generally available to the public through no fault of the non-owning party;

        (iv) such Information is received by the non-owning party in good faith from a third party on a non-confidential basis without violating any obligation of secrecy to the owner party relating to the Information disclosed; or

        (v) written consent to disclose such Information was given by the owning party.

        "Information" is defined to include all plans, specifications, calculations, formulae, models, sketches, software, clinical, scientific engineering or other test results, financial information, projections, business plans, memoranda, notes and other documents, recordings, films, photographs and all other information or every kind and nature, whether recorded on paper, electronic media or otherwise, but only to the extent that any such information is not generally lawfully available to the public or the medical diagnostic industry generally. The provisions of this Paragraph 9 shall not preclude the disclosure of Information which is or, in the written opinion of counsel for either party may be, required to be disclosed by law or the requirements of any stock exchange or other market where the securities of either party or its direct or indirect parent company are traded or (except as provided in Paragraph 14) to any information required to be disclosed to the FDA or any other governmental authority to obtain and keep in effect


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        clearance or approval of the Instrument for use with the Kit or any New
        Application or the Kit or any New Application for use with the Instrument.

        The provisions of this Paragraph 9 and Paragraph 10 shall survive any termination or expiration of this Agreement, whether for default or otherwise. The obligations of the parties under this Paragraph 9 shall continue in effect for five (5) years after the latest of (i) the expiration or earlier termination of the term of this Agreement, (ii) the expiration or earlier expiration of the term of the Distribution Agreement or (iii) the expiration or earlier termination of the term of any agreement entered into by the parties pursuant to this Agreement with respect to a New Application, except that the obligations shall not expire as to any Information included in any patent application or constituting a trade secret, in each case to the extent the Information relates to the development, design, function, use, or method of use of, or any process relating to, the Kit or the Instrument or otherwise constiting technology relating to any of the foregoing. The obligations of the parties shall not expire as to any item of such Information until such item of Information becomes generally available to the public through no fault of the non-owning party.

10. Disclosure of Confidential Information. All CHROMAVISION confidential disclosures shall be sent to SIGMA to the attention of Vice President of Administration. All SIGMA confidential disclosure shall be sent to CHROMAVISION to the attention of Vice President of Business Development. The failure of a party to send confidential disclosures as provided in this Paragraph 10 and the failure to designate confidential Information as provided in Paragraph 9 shall not excuse the obligations of the other party with respect to such Information pursuant Paragraph 9 and this Paragraph 10 if the person or persons receiving the Information or disclosing it to a third party knew or should have known that the Information was confidential. The parties agree that Information designated confidential shall be disclosed to a restricted number of employees and such employees shall be made aware of the confidential nature of the Information. The parties shall use efforts fully commensurate with those employed for the protection of its own confidential information to protect the Information disclosed pursuant to paragraph 9 hereof and this paragraph

11. Ownership of SIGMA Information. SIGMA Information is, or shall be, owned solely by SIGMA.

12. Ownership of CHROMAVISION Information. CHROMAVISION Information is, or shall be, owned by CHROMAVISION.

13. Ownership of Intellectual Property. SIGMA shall have sole and exclusive ownership of all SIGMA patents, patent applications, trade secrets and other proprietary information developed by, licensed to or otherwise provided by SIGMA relating to the Kit, any New Application or any improvement of either. CHROMAVISION shall have sole and exclusive ownership of all patents, patent applications, trade secrets and other propriety information developed by or licensed to or otherwise acquired by CHROMAVISION relating to the Instrument or any improvement thereof.



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        If the parties jointly invent, create or develop any invention or other technology which is patentable or constitutes a trade secret, except as otherwise provided in this Agreement, (i) SIGMA shall be deemed to own and have the right to make, use, license and sell such invention or technology if it relates to the Kit or any other medical diagnostic kit,
        (ii) CHROMAVISION shall be deemed to own and have the right to make, use, license and sell such invention or technology if it relates to the Instrument or any other medical device in the nature of a microscope or accessory thereto (including without limitation softwear).

14. Publication. CHROMAVISION agrees not to disclose orally or in writing any research results or other information relating to the development of the Kit until SIGMA has had an opportunity to review such information and determine whether the disclosure of such information would negatively impact the patentability of any invention developed by SIGMA under this Agreement. SIGMA shall notify CHROMAVISION within ten (10) business days of the receipt of any such proposed disclosure of SIGMA's assessment of such disclosure. If it is determined by SIGMA, that any such proposed disclosure will negatively impact patent protection, then CHROMAVISION shall refrain from making such disclosure until the earlier of (i) the date patent application(s) are filed regarding the subject matter of the proposed disclosure or (ii) the expiration of ninety (90) days from the date CHROMAVISION advises SIGMA of the proposed disclosure..

15. Notices. Any notices or report or other communication permitted or required under this Agreement shall be in writing and sent by certified mail, express mail, Federal Express, postage paid, return receipt requested, addressed to the party to whom the notice, report or other communication is to be given or by telephone facsimile to the telephone facsimile number of the party to whom the notice, report or other communication is to be given. All such notices, reports or other communications sent by mail, postage prepaid, return receipt requested, shall be deemed to have been given on the date postmarked. All other such notices, reports or other communications shall be deemed to have been given when actually received. Changes in address shall be accomplished by a notice in compliance with this paragraph 15. The current address and telephone facsimile number for each party is as follows:

                CHROMAVISION                      SIGMA DIAGNOSTICS, INC.
                33171 Paseo Cerveza               545 South Ewing Avenue
                San Juan Capistrano, CA  92675    St. Louis, Missouri  63103
                Attn: Vice-President and Chief    Attn:  Vice President,
                Financial Officer                 Administration

                Facsimile No.:  (714) 443-3366    Facsimile No.:  (314) 286-7819

16. Assignability. Neither this Agreement nor any agreement incorporated herein nor any rights or obligations hereunder or thereunder may be assigned by either party without prior written consent of the other party, and any attempted assignment without prior written consent shall be void and of no effect. The decision of the party to withhold any



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        such consent shall be final and not subject to challenge on the basis that the reasons for the decision were not adequate or that there were no reasons. Notwithstanding the foregoing, either party will have the right to assign this Agreement without consent in connection with a transfer of its business substantially as a whole (or that portion thereof relating to the Instrument, in the case of CHROMAVISION, or relating to medical diagnostic kits, in the case of SIGMA), whether by merger, consolidation, sale of assets, sale of stock or otherwise.

17. Force Majeure. Neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of any delay or default in such party's performance hereunder if such default or delay is caused by events beyond such party's reasonable control including, but not limited to, acts of God, regulation or law or other action of any government or agency thereof, war or insurrection, civil commotion, destruction or production facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of suppliers, public utilities or common carriers. Each party shall endeavor to resume its performance hereunder if such performance is delayed or interrupted by reason of force majeure. Each party shall notify the other, in writing, not less often than monthly, of the nature and progress of such endeavors. Notwithstanding the foregoing, this Paragraph 17 shall not apply to any obligation to pay money.

18. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction in which the Agreement is sought to be enforced: (a) such provision shall be deemed and amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken;
        (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

19. Waiver. Waiver by either party of a default or breach or a succession of defaults or breaches, or any failure to enforce any right hereunder shall not be deemed to constitute a waiver of any subsequent default or breach with respect to the same or any other provision hereof, and shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default or breach.

20. Arbitration. All disputes or controversies arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association then in effect, provided that the arbitrator or arbitrators shall decide the dispute or controversy in accordance with Missouri law as applied to this Agreement. Either party can commence an arbitration by delivering written notice of its election to do so to the other party setting forth with reasonable specificity the issue or issues to be arbitrated. If the parties fail to agree on a single arbitrator within thirty (30) days after delivery of such notice, each of them shall appoint a single arbitrator and the two arbitrators shall appoint a third arbitrator within ten days after the later of the two appointments. If any party fails or the



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        two arbitrators fail to appoint an arbitrator within the time periods specified, such arbitrator shall be appointed by the American Arbitration Association upon the request of either party. No arbitrator shall have an existing or pre-existing business, family or social relationship with either party or with any affiliate of either party or with any officer, director or employee of either party or its affiliates. An "affiliate" of a party is a party controlling, controlled by, or under common control with, the party directly or indirectly by any means whatsoever. The arbitration shall be conducted in the city where the principal executive office of the party who did not commence the arbitration is then located, except that in the case of CHROMAVISION that may include the City of Los Angeles or any portion of Orange County north of San Juan Capistrano. If such principal executive office is not in the United States, then the arbitration may be held in the city where the principal executive office of the party commencing the arbitration is located. All decisions of the arbitrators shall be by majority vote. In the course of the arbitration the parties shall be entitled to such discovery as would be permitted by the Federal Rules of Civil Procedure. The arbitrators or any chairman of the arbitration panel selected by the arbitrators, if there are to be three arbitrators, will have the authority to determine all discovery disputes between the parties. The arbitrators will also have the power to grant provisional remedies such as temporary restraining orders and preliminary injunctions pending the outcome of the arbitration. Any final decision by the arbitrators shall be accompanied by written findings of fact and conclusions of law. Judgment may be entered on the arbitration award in any court having jurisdiction.

21. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Missouri applicable to the agreements between residents of Missouri to be performed entirely within Missouri.

22. Attorneys' Fees. In the event of any litigation or arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred in connection therewith.

23. Entire Agreement. This Agreement and the Distribution Agreement executed contemporaneously herewith represent the entire understanding between the parties as of the date hereof with respect to the subject matter hereof, and supersede all prior agreements, negotiations, understandings, representations, statements, and writings, between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and specifically referring to this Agreement and duly executed by each of the parties hereto.

24. Headings. The headings of this Agreement are included only for ease of reference and shall not affect the interpretation of this Agreement in any manner.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first written above.

CHROMAVISION MEDICAL SYSTEMS, INC.          SIGMA DIAGNOSTICS, INC.


By:  /s/ Kevin C. O'Boyle                   By: /s/ Michael Douglas
   ---------------------------------           ---------------------------------
Printed Name: Kevin C. O'Boyle              Printed Name: Michael Douglas
             -----------------------                     -----------------------
Title: VP & CFO                             Title: CEO
      ------------------------------              ------------------------------



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                                    EXHIBIT A

                          DESIGNATED FOREIGN COUNTRIES

                              All foreign countries



































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                                    EXHIBIT B

                         EXEMPT THIRD PARTY APPLICATIONS

                                      None

















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